Exhibit 10.1

Equity Transfer Agreement

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is entered into as of May 31, 2022, by and between:

1.	Transferor:

Pintec Technology Holdings Limited, a company incorporated in the British Cayman Islands (Company No. OI-320352) with its registered address at P. O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands;

2.	Transferee:

TMRW Management Pty Ltd as trustee for the TMRW Investment Trust (as trustee of a trust incorporated in the Commonwealth of Australia), a company incorporated in the Commonwealth of Australia (Company No. 659482443) with its registered address at 50 Prospect Hill Road Camberwell 3124 AUSTRALIA; and

3.	Pintec Australia Pty Ltd, a company incorporated in the Commonwealth of Australia (Company No. 652368280) with its registered address at 49 Whitehorse Road, DEEPDENE VIC 3103 (the “Company”).

WHEREAS:

The Transferor intends to transfer all the equity held by it in the Company to the Transferee upon friendly negotiation between the Transferor and the Transferee (the “Equity Transfer” and 100% of the equity in the Company to be transferred is referred to as the “Target Equity”).

NOW, THEREFORE, the Parties conclude this Agreement on the Equity Transfer for mutual compliance.

Article 1 Equity Transfer

1.1	The Transferor agrees to transfer to the Transferee, and the Transferee agrees to acquire from the Transferor, the Target Equity for a total consideration of SEVENTY THOUSAND, ONE HUNDRED AND SIXTY-SEVEN DOLLARS (USD70,167) (the “Transfer Consideration”) in accordance with the terms and conditions set forth in this Agreement. For the avoidance of doubt, the Transferor agrees that all tangible and intangible assets belonging to the Company shall be transferred to the Transferee together with the Target Equity in the Equity Transfer.

1.2

The Parties agree that the Transferee shall pay the amount set forth in Article 1.1 hereof in twelve (12) installments (i.e. FIVE THOUSAND, EIGHT HUNDRED AND FORTY-SEVEN DOLLARS AND TWENTY-FIVE CENTS (USD 5,847.25) per installment) within one (1) year after the date of this Agreement (the “Execution Date”), and that the Transferee shall make payment of the current installment of the Transfer Consideration to an account designated by the Transferor by the 10th day of each natural month from the Execution Date until the Transfer Consideration is paid in full. For the avoidance of doubt, the Transferor agrees that the first payment date shall be July 10, 2022.

1.3	The Parties agree that the Transferor shall no longer enjoy the shareholder rights of the Target Equity as from the Execution Date of this Agreement.

Article 2 Representations and Warranties of the Parties

2.1	The Transferor hereby represents and warrants to the Transferee as follows:
(1)

the Transferor is a limited company legally established and validly existing with the right to enter into this Agreement and the ability to perform all of its duties and obligations under this Agreement;

(2)	the Transferor is the sole owner of the Target Equity hereunder and has taken all necessary measures to conclude this Agreement and perform its obligations hereunder; and
(3)	the obligations of the Transferor under this Agreement are valid, binding and enforceable in accordance with their terms.
2.2	The Transferee hereby represents and warrants to the Transferor as follows:
(1)

the Transferee is a limited company legally established and validly existing with the right to enter into this Agreement and the ability to perform all of its duties and obligations under this Agreement;

(2)	the obligations of the Transferee under this Agreement are valid, binding and enforceable in accordance with their terms; and
(3)

the Transferee has sufficient legal funds or other immediately available sources of legal funds to pay the Transfer Consideration under this Agreement, and will pay the Transfer Consideration to the Transferor in full and on time in accordance with the provisions of this Agreement.

Article 3 Undertakings of the Parties

3.1

The Parties agree and acknowledge that, upon the execution of this Agreement, the Company and the Transferor shall sign a Loan Agreement in the form and content as shown in Annex I in respect of a loan with a total amount of THREE HUNDRED AND EIGHTY-FIVE THOUSAND DOLLARS (USD385,000) provided by the Transferor to the Company, and the Company undertakes to repay the loan in full and on time in accordance with the provisions of the Loan Agreement.

3.2

The Parties agree and acknowledge that the Transferee shall assume the obligations and responsibilities to complete the legal change registration procedures related to the Equity Transfer upon the execution of this Agreement, including but not limited to going through the corporate change registration procedures with the competent authority at the place where the Company is located (if necessary), for which the Transferor shall provide the necessary cooperation.

3.3

The Parties agree and acknowledge that the Transferor shall, upon the execution of this Agreement and no later than May 31, 2022, complete the severance procedures for personnel who actually provided services to the Company but established an employment relationship with Affiliates of the Transferor prior to the execution of this Agreement (“Proposed Removed Personnel”, whose names are shown in Annex II to this Agreement), and shall make reasonable efforts to facilitate the establishment of the employment relationship between the Removed Personnel and the Company, so as to complete the removal of relevant personnel.

3.4

The Parties agree and acknowledge that upon the execution of this Agreement, unless otherwise agreed by the Parties, the employees of the Transferor (“Non-Removed Personnel”) will continue to provide services to the Company, and the Transferee shall confirm the duration and content of the services with the human resources department of the Transferor by the tenth (10th) day of the following month on a natural monthly basis, and make payment of service fee to the Transferor.

Article 4 Rescission and Termination

4.1	This Agreement may be terminated if:
(1)	the Parties unanimously agree in writing to terminate this Agreement; or
(2)	any statutory force majeure event occurs, which prevents the Parties from performing this Agreement or achieving the purposes of this Agreement.
4.2	Effect of Rescission and Termination:

(1)

Upon the rescission or termination of this Agreement, each Party hereto shall return the consideration received from the other Party under this Agreement in a fair, reasonable and honest manner and try to restore the status at the time of signing this Agreement as much as possible; and

(2)

If this Agreement is rescinded or terminated pursuant to any provision of Article 4.1 above, all rights and obligations of the Parties under this Agreement shall terminate, except as otherwise agreed herein. Neither Party shall have any other claim against the other Party under this Agreement or in respect of the termination of this Agreement, except for the liability under the provisions of Articles 5 and 6 of this Agreement.

Article 5 Confidentiality

5.1

Unless otherwise agreed herein, each Party hereto shall use its best efforts to keep strictly confidential any technical, commercial information and any undisclosed information and materials (including written, oral, tangible or intangible) obtained by it from the other Parties in connection with the negotiation, execution or performance of this Agreement, due diligence, etc., including any content of this Agreement and any other cooperation and transactions that may exist between the Parties, until such information and materials have been made public by the original provider. Either Party shall restrict the access of its directors, officers, employees, agents, consultants, subcontractors, suppliers and customers to such information to only the extent necessary for the proper performance of its obligations under this Agreement.

5.2	The above limitations do not apply to any information that:
(1)	has become generally available to the public at the time of disclosure;
(2)	has become generally available to the public after disclosure not due to the fault of the receiving party;
(3)	the receiving party can demonstrate was in its possession prior to disclosure and was not obtained directly or indirectly from the disclosing party; and
(4)

either Party is obligated by law to disclose to relevant governmental authorities, stock exchange agencies, etc., or that either Party discloses to its direct legal advisors and financial advisors as necessary for its normal operations.

5.3

Each Party hereto shall cause its and its Affiliates’ shareholders/partners, directors, officers, employees, agents, consultants, subcontractors, suppliers and customers to comply with the confidentiality obligations set forth in Article 5.1.

5.4	The Parties shall comply with the confidentiality obligations set forth in Article 5.1 regardless of whether this Agreement is rescinded or terminated for any reason.

Article 6 Liability for Breach of Contract

6.1

If either Party hereto violates the provisions of this Agreement, the other Parties shall have the right to claim compensation for the losses suffered by the non-breaching Parties in addition to their other rights under this Agreement.

6.2

Notwithstanding anything to the contrary in this Agreement, the provisions of this Article shall survive the termination of the rights and obligations of the Parties hereto, or the termination of this Agreement.

Article 7 Applicable Law and Dispute Resolution

7.1	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region (“Hong Kong”).
7.2

Any dispute arising out of or in connection with this Agreement shall be submitted to the Hong Kong International Arbitration Center for arbitration in Hong Kong in accordance with its Rules of Arbitration for the time being in force. The arbitral award shall be final and binding on the Parties. During the dispute resolution period, the Parties shall continue to perform the terms of this Agreement except for the disputed matters.

Article 8 Effectiveness of the Agreement

This Agreement shall come into effect from the date first written above after it is signed by the Parties, which shall be complied with and performed by the Parties.

Article 9 Amendment and Supplement to the Agreement

9.1	Any amendment or supplement to this Agreement must be made in writing.
9.2	Any supplement to this Agreement shall be deemed to be an integral part of this Agreement.

Article 10 Miscellaneous

10.1

Each provision of this Agreement shall be severable and independent of each other provision hereof. If at any time any one or more provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality, and enforceability of the other provisions of this Agreement shall not be affected thereby.

10.2	The Parties agree that each Party shall bear its own taxes and other transaction costs, if any, arising out of the execution and performance of this Agreement.
10.3	This Agreement shall be made in three (3) counterparts, each of which shall have the same legal effect.

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[Signature Page of Equity Transfer Agreement]

Transferor:

Pintec Technology Holdings Limited

Signed by authorized signatory: ______________________________

[Signature Page of Equity Transfer Agreement]

Transferee:

TMRW Management Pty Ltd as trustee for the TMRW Investment Trust

Signed by: ____________________________

[Signature Page of Equity Transfer Agreement]

Company:

Pintec Australia Pty Ltd

Signed by authorized signatory: ______________________________

Annex I

Loan Agreement

Annex II

List of Proposed Removed Personnel

No.	Name	ID/Passport No.	Position
1	Chen Yong	*	Front-end
2	Zhang Yan	*	Back-end
3	Sun Bo	*	Back-end
4	Zhang Guirong	*	Product
5	Jin Jing	*	Testing